EXHIBIT 10.1
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FLASH ALLIANCE MASTER AGREEMENT
Dated as of July 7, 2006
by and among
TOSHIBA CORPORATION,
SANDISK CORPORATION
and
SANDISK (IRELAND) LIMITED

EXHIBIT 10.1
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Table of Contents
  Page

1. Definitions and Interpretation	1

2. Closing and Post-Closing Transactions	4

3. Purpose of Flash Alliance	7

4. Representations and Warranties of the Parties	8

5. Covenants	11

6. Covenants concerning NAND Flash Memory Products Business	13

7. Other Agreements	28

8. Termination	32

9. Miscellaneous	38

EXHIBIT 10.1
FOIA Confidential Treatment Requested
Execution Version
          This FLASH ALLIANCE MASTER AGREEMENT, dated as of July 7, 2006, is entered into by and among, on one side, TOSHIBA CORPORATION, a Japanese corporation (“Toshiba”), and, on the other side, SANDISK CORPORATION, a Delaware corporation (“SanDisk Corporation”), and SANDISK (IRELAND) LIMITED, a company organized under the laws of the Republic of Ireland (“SanDisk Ireland,” and collectively with SanDisk Corporation, “SanDisk” and SanDisk together with Toshiba, the “Parties”).
          WHEREAS, pursuant to that certain New Master Agreement between SanDisk Corporation and Toshiba, dated as of April 10, 2002, as amended by that certain Amendment to New Master Agreement between certain of the Parties dated as of August 13, 2002 (the “FVC Japan Master Agreement”), and the agreements referenced therein, the Parties have had a collaboration for development and manufacture of FVC Japan NAND Flash Memory Products (as hereinafter defined);
          WHEREAS, pursuant to that certain Flash Partners Master Agreement by and among Toshiba, SanDisk Corporation and SanDisk (Cayman) Limited, dated as of September 10, 2004 (the “FP Master Agreement”), and the agreements referenced therein, the Parties have had a collaboration for development and manufacture of Y3 NAND Flash Memory Products (as defined in the FP Master Agreement);
          WHEREAS, the Parties desire to extend their collaboration to encompass additional joint development and manufacture of Y4 NAND Flash Memory Products (as hereinafter defined) to be produced at the wafer fabrication facility known as “Y4”; and
          WHEREAS, in order to realize these goals, the Parties desire to consummate or cause to be consummated the transactions described in this Agreement, and any other transactions which the Parties may from time to time consider necessary or appropriate to carry out the intent of the Parties as expressed herein.
          NOW, THEREFORE, the Parties agree as follows:
1.	Definitions and Interpretation.

1.1	Certain Definitions.

(a)	Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A (Definitions, Rules of Construction and General Terms and Conditions).

(b)	As used herein, the term “Agreement” means this Flash Alliance Master Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto.

1.2	Additional Definitions. The following capitalized terms used in this Agreement shall have the respective meanings assigned in this Agreement:

EXHIBIT 10.1
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Term	Defined In
Acquiring Party	Section 8.1(d)
Alternative Use	Section 6.5(c)(i)
Amendment No. 4 to Patent Cross License Agreement	Section 2.1(c)(iii)
Appointing Party	Section 6.9(b)(i)
[*]	Section 6.5(c)(ii)(B)
Closing	Section 2.1(a)
Committee Representatives	Section 6.9(b)(i)
Common R&D Agreement	Section 2.1(c)(i)
Common R&D Development Expenses	Section 6.8(a)(i)
Costs	Section 6.5(c)(i)
Cross License Agreement	Section 2.1(c)(iii)
Defaulting Party	Section 6.12(d)
EC Party/Excess Capacity Party	Section 6.7(b)(i)
Embedded NAND Product	Section 6.7(c)(ii)
Employer	Section 6.10(b)(vii)
Engineers	Section 6.10
Environmental Indemnification Agreement	Section 2.1(b)(vii)
Equipment	Section 6.5(c)(i)
Evaluation Wafers	Section 6.8(a)(iii)
Financing	Section 6.12(b)(iii)
Flash Alliance	Section 2.1(b)
FA Foundry Agreement	Section 2.1(b)(iv)
FA Operating Agreement	Section 2.1(b)(ii)
FA Operative Documents	Section 2.1(b)
FA Patent Indemnification Agreement	Section 2.1(b)(vi)
FA Termination Date	Section 8.1(b)
FA Shares	Section 4.2(a)
FP Master Agreement	Recitals
FP NAND Flash Memory Products	Section 3.3(a)
FVC Japan Master Agreement	Recitals
FVC Japan NAND Flash Memory Products	Section 3.3(a)
Headcount Plan	Section 6.10

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Term	Defined In
ICs	Section 3.2
Intellectual Property	Section 4.7
Investing Party	Section 6.5(c)(i)
Joint Operative Documents	Section 2.1(c)
Lease Agreement	Section 2.1(b)(viii)
Management Committee	Section 6.9
Minimum RUP Commitment	Section 6.5(c)(i)
Master Operative Documents	Section 2.2
NAND Flash Memory Integrated Circuits	Section 6.13
NAND Flash Memory Products	Section 3.2
NAND Process Technology	Section 6.3(a)
Non-Defaulting Party	Section 6.12(d)
Non-Investing Party	Section 6.5(c)(i)
Non-Originating Party	Section 6.7(e)
Originating Party	Section 6.7(e)
Parties	Heading
Product Development Agreement	Section 2.1(c)(ii)
Proprietary NAND Flash Memory Products	Section 6.7(d)
Purchase and Supply Agreements	Section 2.1(b)(v)
Qualification Wafers	Section 6.8(a)(iv)
Ramp-Up Plan	Section 6.5(b)
Remaining Y4 Personnel	Section 8.1(j)
Requesting Party	Section 8.1(d)(i)
[*]	Section 6.5(c)(ii)
[*]	Section __
SanDisk	Heading
SanDisk Corporation	Heading
SanDisk Financing	Section 6.12(b)(iii)
SanDisk Ireland	Heading
SanDisk Purchase and Supply Agreement	Section 2.1(b)(v)
SanDisk Team	Section__
SanDisk Termination Capacity	Section 8.1(e)(i)
Selling Party	Section 8.1(d)

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.1
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Term	Defined In
Share Purchase Agreement	Section 2.1(b)(i)
Start-Up Costs	Section 6.4
Termination Capacity	Section 8.1(d)(i)
Third Party Sale	Section 6.5(c)(i)
Toshiba	Heading
Toshiba Financing	Section 6.12(b)(iii)
Toshiba Foundry NAND Flash Memory Products	Section 3.3(a)
Toshiba Purchase and Supply Agreement	Section 2.1(b)(v)
Toshiba-SanDisk Services Agreement	Section 2.1(b)(ix)
[*]	Section __
Y3 NAND Flash Memory Products	Section 3.3(a)
Y3 Ramp-Up Plan	Section __
Y4 Direct R&D Development Products	Section 6.8(a)(ii)
Y4 Facility	Section 3.1
Y4 Facility Target Capacity	Section 7.3(b)
Y4 NAND Flash Memory Products	Section 3.3(a)
Y4 Staff	Section 8.1(j)
[*]	Section __
1.3	Rules of Construction and Documentary Conventions. The rules of construction and documentary conventions and general terms and conditions set forth in Appendix A shall apply to this Agreement.

1.4	Precedence. The terms and provisions of this Agreement are binding on the Parties; provided, however, that to the extent that a description in this Agreement of another agreement (whether an FA Operative Document or otherwise) conflicts with or differs from the provisions of that agreement, then the provisions of that agreement shall control as to such conflict or difference.

2. Closing and Post-Closing Transactions

2.1	Closing Transactions.

(a)	Closing. The Parties shall effect the transactions set forth in this Section 2.1, all of which shall be considered to occur on the date hereof unless otherwise stipulated (the effecting of such transactions, collectively, the “Closing”).

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Flash Alliance Documents. Unless otherwise indicated in this Section 2.1(b), as of the Closing Date, the Parties shall enter into or cause to be entered into or otherwise become effective the following agreements and documents (collectively with this Agreement, the “FA Operative Documents”) to apply to their joint development, manufacture and selling of Y4 NAND Flash Memory Products by and through Flash Alliance, Ltd., a Japanese tokurei yugen kaisha (“Flash Alliance”) (the description of each document below is for reference only and shall not be used in interpreting any such document):
(i)	a Share Purchase Agreement between Toshiba and SanDisk Ireland, dated as of the date hereof, in the form of Exhibit A1 (the “Share Purchase Agreement”), and which concerns the sale by Toshiba and purchase by SanDisk Ireland at the Closing of 49.9% of the FA Shares;

(ii)	an Operating Agreement between Toshiba and SanDisk Ireland, dated as of the date hereof, in the form of Exhibit A2 (the “FA Operating Agreement”), and which concerns governance of Flash Alliance;

(iii)	Articles of Incorporation of Flash Alliance in the form of Exhibit A to the FA Operating Agreement;

(iv)	a Foundry Agreement, dated as of the date hereof, between Flash Alliance and Toshiba in the form of Exhibit A3 (the “FA Foundry Agreement”);

(v)	a Purchase and Supply Agreement, dated as of the date hereof, by and between Flash Partners and SanDisk Ireland, in the form of Exhibit A4-1 (the “SanDisk Purchase and Supply Agreement”) and a Purchase and Supply Agreement, dated as of the date hereof, between Flash Alliance and Toshiba in the form of Exhibit A4-2 (the “Toshiba Purchase and Supply Agreement” and together with the SanDisk Purchase and Supply Agreement, the “Purchase and Supply Agreements”), and which concern the forecasting and purchase commitments by SanDisk Ireland and Toshiba, respectively, of Y4 NAND Flash Memory Products;

(vi)	a Patent Indemnification Agreement between SanDisk Corporation, [*] and Toshiba, dated as of the date hereof, in the form of Exhibit A5 (the “FA Patent Indemnification Agreement”), and which concerns patent indemnification obligations of Toshiba in favor of SanDisk, and certain contribution obligations of SanDisk with respect to Y4 NAND Flash Memory Products;

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(vii)	a Mutual Contribution and Environmental Indemnification Agreement between SanDisk Ireland and Toshiba, dated as of the date hereof, in the form of Exhibit A6 (the “Environmental Indemnification Agreement”), and which concerns indemnification obligations of the parties thereto in favor of one another with respect to Flash Alliance and the Yokkaichi Facility;

(viii)	a Lease Agreement between Flash Alliance and Toshiba, as owner of the Yokkaichi Facility, dated as of the date hereof, in the form of Exhibit A7 (the “Lease Agreement”), and which concerns the leasing of Flash Alliance’s equipment to Toshiba as owner of the Yokkaichi Facility;

(ix)	a Services Agreement between SanDisk Ireland and Toshiba, dated as of the date hereof, in the form of Exhibit A8 (“Toshiba-SanDisk Ireland Services Agreement”), and which concerns Toshiba’s provision of certain services to SanDisk and SanDisk Ireland’s payment to Toshiba for such services;

(x)	a Services Agreement between Flash Alliance and Toshiba, as owner of the Yokkaichi Facility, dated as of the date hereof, in the form of Exhibit A9 (the “Toshiba-Flash Alliance Services Agreement”), and which concerns Toshiba’s provision of certain services to Flash Alliance and Flash Alliance’s payment to Toshiba for such services; and

(xi)	a Services Agreement between Flash Alliance and SanDisk Ireland, dated as of the date hereof, in the form of Exhibit A10 (“SanDisk Ireland-Flash Alliance Services Agreement”), and which concerns SanDisk Ireland’s provision of certain services to Flash Alliance and Flash Alliance’s payment to SanDisk Ireland for such services.
(c)	Joint Operative Documents. The Parties acknowledge and agree that the following agreements shall remain in force or be amended or executed as indicated below and shall apply generally to the Parties’ collaboration with respect to NAND Flash Memory Products and related products (collectively, the “Joint Operative Documents”):
(i)	the Second Amended and Restated Common R&D and Participation Agreement, dated as of the date hereof, between SanDisk Corporation and Toshiba (the “Common R&D Agreement”), a copy of which is Exhibit B1 and which concerns collaboration between the Parties with respect to research and development activities;

(ii)	the Second Amended and Restated Product Development Agreement, dated as of the date hereof, between the SanDisk Corporation and Toshiba (the “Product Development Agreement”), a copy of which is Exhibit B2 and which concerns collaboration between the Parties with respect to product development activities; and

EXHIBIT 10.1
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(iii)	an Amendment No. 4 to Patent Cross License Agreement, dated as of the date hereof, between SanDisk Corporation and Toshiba (the “Amendment No. 4 to Patent Cross License Agreement”), a copy of which is Exhibit B3, amending that certain Patent Cross License Agreement between SanDisk Corporation and Toshiba, dated as of July 30, 1997 (as amended by Amendment No. 1 to Patent Cross License Agreement, dated as of May 9, 2000, Amendment No. 2 to Patent Cross License Agreement, dated as of April 10, 2002, and Amendment No. 3 to Patent Cross License Agreement, dated as of September 10, 2004, the “Cross License Agreement”), and which concerns certain patent licenses granted by SanDisk Corporation and Toshiba to one another.
2.2	Further Assurances. Following the Closing, each Party shall, and shall cause its Affiliates and Flash Alliance to, take all reasonable actions necessary or appropriate to effectuate the transactions contemplated by this Agreement, the FA Operative Documents and the Joint Operative Documents (collectively, the “Master Operative Documents”), and to obtain (and cooperate with the other Party in obtaining) any Governmental Action or third party consent required to be obtained or made by it in connection with any of the transactions contemplated by the Master Operative Documents; provided, that no Burdensome Condition shall be made to exist with respect to such Party or any of its Affiliates in connection therewith.

2.3	Continuation of FVC Japan and FP Documents. The Parties agree that unless otherwise expressly stated herein (A) neither the FVC Japan Operative Documents nor the FP Operative Documents shall affect the interpretation of this Agreement, the governance or operation of Flash Alliance or the Y4 Facility and (B) the FA Operative Documents shall not affect the interpretation of the FVC Japan Master Agreement, the FP Master Agreement, the governance or operation of FVC Japan or the FVC Japan Equipment or the governance or operation of Flash Partners; provided, however, that Section 6.3(c)(iv) of the FP Master Agreement is hereby amended to preclude expansion under Section 6.4(a)(ii)(c) of the FP Master Agreement.

3.	Purpose of Flash Alliance

3.1	Purpose. The Parties acknowledge and agree that the purpose of the Master Operative Documents and Flash Alliance is the manufacture, including by subcontract to Toshiba pursuant to the FA Foundry Agreement, and sale to Toshiba and SanDisk Ireland of NAND Flash Memory Products manufactured at the facility of Flash Alliance known by the Parties as “Y4” (the “Y4 Facility”), which is a part of the Yokkaichi Facility (defined in Appendix A).

3.2	NAND Flash Memory Products. “NAND Flash Memory Products” are NAND (both binary and MLC Flash Memory) Flash Memory Integrated Circuits (“ICs”), excluding any products with process design rules generally greater than .25 microns. Embedded IC’s incorporating NAND Flash Memory Products shall be

EXHIBIT 10.1
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considered to constitute “NAND Flash Memory Products” if the main function and value of such IC is flash memory, but shall not be considered to constitute “NAND Flash Memory Products” if the main function and value of such IC is logic. For the purpose of the foregoing, the “main function and value” of any product shall be considered to be flash memory if (x) the total NAND flash memory array area is greater than [*]of the total die area or (y) the product is a cut-down or derivative of a standard NAND Flash Memory Product.
3.3	Products.

(a)	NAND Flash Memory Products manufactured at the Y4 Facility are referred to as “Y4 NAND Flash Memory Products;” NAND Flash Memory Products manufactured at the Y3 Facility are referred to as “Y3 NAND Flash Memory Products;” NAND Flash Memory Products manufactured for FVC Japan using the FVC Japan Equipment are referred to as “FVC Japan NAND Flash Memory Products;” and NAND Flash Memory Products manufactured at the Toshiba Foundry Facility (defined in Appendix A) are referred to as “Toshiba Foundry NAND Flash Memory Products”.

(b)	Each Party shall be permitted to market and sell all NAND Flash Memory Products to any third party in any form, including chips, packaged devices, wafers, die and cards.

4. Representations and Warranties of the Parties

Except as may be disclosed in disclosure schedules attached to this Agreement, each Party represents and warrants to the other Party, as of the Closing, as follows:

4.1	Organization, Ownership Interest, etc.

(a)	It and each of its Affiliates that is a party to any Master Operative Document is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the power and authority to carry on its business as conducted on the date hereof, to own or hold under lease its properties and to enter into and perform its obligations under each Master Operative Document to which it is a party.

(b)	It and each of its Affiliates that is a party to any Master Operative Document is duly qualified to own or lease its properties and generally to conduct its business as currently, or proposed under the Master Operative Documents to be, conducted in each jurisdiction necessary for purposes of the transactions contemplated by the

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Master Operative Documents, except where failure to so qualify would not have a material adverse effect on either Party or Flash Alliance.
4.2	Authorization; No Conflict.

(a)	It and each of its Affiliates has duly authorized by all necessary action (i) the execution, delivery and performance of each Master Operative Document to which it or any of its Affiliates is a party and (ii) the exercise of its rights as a holder of shares (kabushiki) of Flash Alliance (the “FA Shares”) to approve the execution, delivery and performance by Flash Alliance of each Master Operative Document to which it is a party and for which the approval of the holders of FA Shares is required.

(b)	Its and each of its Affiliates’ execution and delivery of each Master Operative Document to which it is a party, its and each of its Affiliates’ consummation of the transactions contemplated thereby and its and each of its Affiliates’ compliance therewith does not and will not (i) require any approval of its or any of such Affiliates’ stockholders or any approval or consent of any trustee or holder of any of its or any of such Affiliates’ Indebtedness or obligations, (ii) contravene any Governmental Rule applicable to or binding on it or any of such Affiliates or any of its or their properties if such contravention would have a material adverse effect on it or any of such Affiliates or on its or their ability to perform any of its or any of such Affiliates’ obligations under any Master Operative Document, (iii) contravene or result in any breach of, or constitute any default, with or without the passage of time, the giving of notice or both, under its charter or by-laws, or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its or any of such Affiliates property or the property of Flash Alliance under, any material indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, loan or credit agreement, non-compete agreement, license agreement, partnership or joint venture agreement or other material agreement or document to which it or any of such Affiliates is a party or by which it or any of such Affiliates or any of its or their properties is or is intended to be bound or by which Flash Alliance or any of its properties is or is intended to be bound, (iv) require any negotiation with, or notice to, any labor union or violate, or require any procedure to be followed under, any collective bargaining or other agreement with employees or (v) require any Governmental Action (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the construction and operation of the Y4 Facility), except, in each case described in clauses (i) through (v) above, such as have been duly obtained, made, taken or otherwise accomplished and which are in full force and effect. All consents and approvals of any Governmental Authority (other than immaterial Governmental Actions such as routine qualifications to do business intended to be obtained as needed or Governmental Actions needed in connection with the operation of the Y4 Facility) or other third Person necessary or advisable for such

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Party or any of its Affiliates to consummate in all material respects the transactions contemplated by the Master Operative Documents have been obtained. No Burdensome Condition exists with respect to such Party, any of its Affiliates or Flash Alliance in connection with the transactions contemplated by the Master Operative Documents.
4.3	Enforceability.

(a)	It has duly executed and delivered this Agreement and, upon the execution and delivery of this Agreement by the other Party, this Agreement will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)	It and each of its Affiliates have duly executed and delivered each other Master Operative Document to which it or any such Affiliate is a party and, upon the execution and delivery of each such other Master Operative Document by each other party thereto, each such other Master Operative Document will constitute its legal, valid and binding obligation, enforceable against it or its Affiliates in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.4	Proceedings. There are no actions, claims, investigations or proceedings pending, or to its knowledge threatened, by or before any Governmental Authority that, if adversely determined, would have a material adverse effect on it or any of its Affiliates that is a party to any Master Operative Document or, on the conduct of the business of Flash Alliance following the Closing as contemplated in the Master Operative Documents or on it or any of its Affiliates’ ability to perform any material obligation under any Master Operative Document.

4.5	Litigation; Decrees. Except as set forth in Schedule 4.5, there are no lawsuits, arbitrations or other legal proceedings pending, or to its knowledge threatened, by or against or affecting it or any of its Affiliates or any of their respective properties that (i) are reasonably likely, based on information known to it as of the date hereof, to have a material adverse effect on the conduct of the business of Flash Alliance following the Closing as contemplated by the Master Operative Documents or (ii) relate to any of the transactions contemplated by the Master Operative Documents in a manner which is material to it, any of its Affiliates’ or Flash Alliance’s ability of it to carry out the transactions contemplated hereby and in the FA Operative Documents or which could have a material adverse effect on the conduct of the business of Flash Alliance following the Closing as contemplated in the Master Operative Documents.

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4.6	Compliance with Other Instruments. Neither it nor any of its Affiliates that is a party to any Master Operative Document is in default in any material respect in the performance of any material obligation, agreement, instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its of their properties is bound, and there is no such obligation, agreement, instrument or undertaking to which it or any of its Affiliates is a party or by which it or any of its Affiliates or any of its or their properties is bound, in each case which is reasonably likely to have a material adverse effect on the conduct of the business of Flash Alliance following the Closing as contemplated by the Master Operative Documents.

4.7	Patents and Proprietary Rights. Except as set forth in Schedule 4.7, to its knowledge, it owns or possesses sufficient legal rights to all patents, utility models, trademarks, service marks, trade names, copyrights, applications for any of the foregoing, mask works, software, trade secrets, licenses, information and proprietary rights and processes (collectively, “Intellectual Property”) necessary (i) to carry out its or any of its Affiliates’ obligations under the Master Operative Documents and (ii) for the conduct of the business of Flash Alliance following the Closing as contemplated in the Master Operative Documents, without any conflict with or infringement of the rights of others, except as will not have a material adverse effect on either (i) or (ii) above. Except with respect to items referenced in Schedule 4.7, it has not received any communications alleging that its Intellectual Property violates, or by its or any of its Affiliates entering into the transactions contemplated by the Master Operative Documents, would violate the Intellectual Property of any other Person or entity, which violation could reasonably be expected to have a material adverse effect on either (i) or (ii) above.

4.8	Compliance with Laws. It and each of its Affiliates has complied and is complying in all material respects with all laws, statutes, permit requirements, licensing requirements, rules and regulations and judicial or administrative decisions, except where the failure to so comply would not have a material adverse effect on its or any of its Affiliates ability to perform its or their obligations hereunder or under any other Master Operative Document or on the conduct of the business of Flash Alliance following the Closing as contemplated by the Master Operative Documents.

4.9	Patent Cross Licenses. Except as set forth on Schedule 4.9, with respect to (a) Toshiba, there are no patent cross licenses between it and any third party that would require Flash Alliance to make any payment pursuant to Section 10 of the Cross License Agreement, and (b) SanDisk, there are no patent cross licenses between it and any third party that would require Flash Alliance to make any payment pursuant to Section 8 of the Cross License Agreement.

5.	Covenants

5.1	Covenants of the Parties. Each Party agrees that, during the term of this Agreement:

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(a)	Performance of Obligations. It and each of its Affiliates shall fully and faithfully carry out (i) all its obligations under each Master Operative Document to which it or any Affiliate is a party, and (ii) once agreed, each applicable Business Plan (as defined in the FA Operating Agreement).

(b)	Ownership Interest. Except as otherwise expressly permitted by the FA Operating Agreement and this Agreement, it shall not Transfer or permit any of its Affiliates to Transfer all or any portion of its FA Shares (or all or any portion of its interest in any Affiliate through which it beneficially owns its FA Shares), to any Person without the consent of the other Party.

5.2	Public Announcements.

(a)	At or following the Closing, neither Party shall, nor shall it permit any of its Affiliates to, without the prior written consent of the other Party:
(i)	issue any public release, announcement or other document, or otherwise publicly disclose any information or make any public statement, concerning the operations of Flash Alliance or that refers to the other Party or any of its Affiliates in connection therewith (other than a general reference to affiliation with Flash Alliance) that (A) concerns the financial condition or results of operations of Flash Alliance other than as required by any Governmental Rule, Japanese GAAP, Japanese GAAS, US GAAP or US GAAS, with respect to the financial disclosure obligations of either Party or (B) disparages either Party, or Flash Alliance’s performance or reflects negatively on either Party’s commitment to either of Flash Alliance; or

(ii)	other than as may be required in connection with filings required to be made with Governmental Authorities with respect to the transactions contemplated by the FA Operative Documents pursuant to the Japanese Foreign Exchange and Foreign Trade Law and related regulations, (A) publicly file all or any part of any Master Operative Document or any description thereof or (B) issue or otherwise make publicly available any press release, announcement or other document that contains Confidential Information belonging to the other Party (or its Affiliates) or Flash Alliance, except as may be required by any applicable Governmental Rule, in which case such Party shall (or shall cause the Person required to make such filing to) cooperate with the other Party, to the extent reasonable and practicable, in obtaining any confidential treatment for such filing requested by the other Party.
(b)	Each Party shall use commercially reasonable efforts to grant or deny any approval required under this Section 5.2 within five (5) days of receipt of written request by the other Party; provided, however, a Party’s failure to respond within said time period shall not be deemed to constitute such Party’s approval or consent.

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5.3	Expenses. Each Party shall bear its own expenses in connection with the negotiation, execution and delivery of the Master Operative Documents.

5.4	Undertaking as to Affiliate Obligations. Each Party shall cause all covenants, conditions and agreements to be performed, observed or satisfied by each of its Affiliates that is a party to any Master Operative Documents to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist (i) an Event of Default with respect to such Affiliate or (ii) except as otherwise permitted by the FA Operating Agreement, any event of dissolution of Flash Alliance caused by such Affiliate. Nothing in Section 5.1 or in this Section 5.4 shall be construed to create any right in any Person other than the Parties. Without limiting the generality of the foregoing, SanDisk hereby guarantees the obligations of SanDisk Ireland hereunder and under any Master Operative Document to which SanDisk Ireland is a party.

5.5	Continuity and Maintenance of Operations. During the term of this Agreement, each Party agrees on behalf of itself and each of its Affiliates that is a party to any Master Operative Document to use all reasonable efforts consistent with past practice and policies to (i) preserve intact in all material respects its and their present business operations, (ii) keep available the services of its and their key employees as a group, and (iii) preserve its relationships with suppliers, licensors, licensees, and others having business relationships with it or them, each to the extent necessary to allow it and such Affiliates to perform its and their obligations under the Master Operative Documents and to allow Flash Alliance to conduct its business as contemplated in its most recently approved Business Plan.

5.6	Certain Deliveries and Notices. Each Party shall promptly inform in writing the other Party of (i) any event or occurrences which could be reasonably expected to have a material adverse effect on its or any of its Affiliates’ ability to perform its or their obligations under any of the Master Operative Documents or the ability of Flash Alliance to conduct its business as contemplated in its most recently approved Business Plan, or (ii) any breach or failure to satisfy any condition or covenant contained herein or in any other Master Operative Document by such Party or any of its Affiliates.

6.	Covenants concerning NAND Flash Memory Products Business

6.1	New Technology Development.

(a)	Immediately after the Effective Date, each Party shall designate three (3) appropriate individuals who will constitute the Common R&D Representatives. The Common R&D Representatives will meet regularly (quarterly) to review, discuss and determine direction of NAND future project plans and SanDisk participation in the Development Work (as defined in the Common R&D Agreement). SanDisk will send, and Toshiba will receive, such number of SanDisk Personnel as are mutually agreed upon, at AMC or other Toshiba facilities during the term of the Common R&D Agreement in order for SanDisk to

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participate in the Development Work. The Parties have agreed to encourage utilization of tool vendors to perform Development Work where it is effective to do so.

(b)	Provided Toshiba continues to develop and advance NAND Flash Memory technology for the benefit of both parties pursuant to the FVC Japan Operative Documents, the FP Operative Documents, the FA Operative Documents and the other Joint Operative Documents, SanDisk agrees to share Toshiba’s Common R&D expenditures and shall pay to Toshiba its portion of such Common R&D expenditures as detailed in the Common R&D Agreement.

6.2	Purchased Tools. All tools for the Y4 Facility shall be purchased by Flash Alliance (or a lessor for Flash Alliance’s benefit as contemplated by Section 6.12(a)) and all such purchases shall be agreed upon by the Parties. Toshiba shall, from the Toshiba Semiconductor Company headquarters and at its own expense, provide Flash Alliance with tool purchase service and support and negotiate with vendors on Flash Alliance’s behalf, and SanDisk shall have the right to participate in such negotiations or other tool purchase activities of Toshiba, at SanDisk’s own expense. For such purpose, a joint SanDisk/Toshiba tool procurement team (“Joint Tool Procurement Team”) will be formed and each member of the team will have total participation, visibility and responsibility in tool selection and procurement negotiations, including tool evaluation activities of the Joint Procurement Team. Toshiba Semiconductor Company will provide to Flash Alliance the full benefit of its volume purchase agreements in order to maximize efficiency and minimize costs. Immediately after the effective date of this Agreement, the Parties will establish a process that enables equal participation and equal decision making by the Parties in tool evaluation and purchase (depending on SanDisk’s ability to participate).

6.3	Technology Transfers.

(a)	Toshiba will make available to Flash Alliance its 70 nanometer [*] process technology applicable to the manufacturing and testing of NAND Flash Memory Products (“NAND Process Technology”) on the fastest practicable schedule. All technology transfers will be jointly reviewed and discussed by the Parties and all technology transfers will be made in a mutually satisfactory manner, provided that all process integration for new processes will be led by Toshiba employees at the Yokkaichi Facility to the extent reasonably possible. Toshiba will cause its employees, including its advanced microelectronics center employees, to cooperate in achieving an efficient transition from development module to operating process and volume production. Substantially all tests for 300

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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millimeter NAND technology will be conducted at the pilot line established at the Y3 Facility or Y4 Facility.

(b)	Whenever a technology transfer is required hereunder, Toshiba shall deliver such level of NAND Process Technology to the Y4 Facility as would be normal practice by the Toshiba Semiconductor Company whenever it transfers a technology to a new manufacturing facility or transfers a new or advanced technology to an existing manufacturing facility in order to achieve successful implementation of the newly transferred technology.

(c)	A technology transfer hereunder shall be deemed complete when the transferred technology passes a reasonable qualification procedure to be mutually agreed upon by the Parties.

(d)	[*]

(e)	[*]

6.4	Start-Up Services for Y4. The Parties acknowledge that either or both of the Parties and Flash Alliance have incurred or will incur costs in connection with developing Flash Alliance and the Y4 Facility and preparing the Y4 Facility for production, including personnel costs, materials costs and other operating expenses, that are properly allocable to Flash Alliance and for which each Party has the obligation ultimately to bear 50% of the responsibility (“Start-Up Costs”). The Parties shall discuss in good faith and agree upon the Start-Up Costs, the allocation to Flash Alliance of Start-Up Costs borne by either Party and the means and timing of each Party, as applicable, being reimbursed or credited for having incurred more than 50% of the Start-Up Costs or of making payments due to having incurred less than 50% of the Start-Up Costs.

6.5	Y4 Facility Ramp-Up Plan.

(a)	Equal Participation and Purchase Price Per Unit. The Parties intend to meet demand for increased capacity by equally investing in, and jointly building, and sharing, on equal or substantially equal terms, equal amounts of new capacity for Y4 NAND Flash Memory Products, except as they may otherwise agree as contemplated herein. Where the Parties purchase the same output volume of equivalent Y4 NAND Flash Memory Products, the Parties will pay the same purchase price per unit.

(b)	Ramp-Up Plan. The Parties acknowledge that they intend to expand their Y4 NAND Flash Memory Product manufacturing capacity through development of the Y4 Facility according to volumes and timing set forth in Schedule 6.5(b) (including to [*]L/M, the “Ramp-Up Plan”). The Parties will discuss in good faith whether the production capacity of Y4 should be expanded by the Parties toward the Y4 Facility’s targeted capacity of approximately [*] L/M.

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(c)	Ramp-Up Plan Commitments and Changes. The Parties agree as follows concerning the Ramp-Up Plan:
(i)	The initial 1,000 L/M in aggregate increases in production capacity of the Y4 Facility identified on the Ramp-Up Plan shall be considered firmly committed by each Party (i.e., 500 L/M each) as of the times specified in the Ramp-Up Plan and in accordance with this Section 6.5(c)(i) (the “Minimum RUP Commitment”). The Parties shall agree upon one or more Business Plans that provide for implementing the [*].

[*]

(ii)	[*]

(A) [*]

(B) [*]

(iii)	[*]

(iv)	[*]

(A) [*]

(B) [*]
6.6	Capacity.

(a)	Priority.
(i)	[*]

(A) [*]

(B) [*]

(C) [*]

(D) [*]

(E) [*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(ii)	[*]

(A) [*]

(B) [*]

(C) [*]

(D) [*]

(E) [*]

(iii)	[*]
(b)	[*]

(c)	Technology Transfer. If the Parties mutually agree to secure external manufacturing sources other than the Yokkaichi Facility through joint investment, Flash Alliance and Toshiba, as applicable, will jointly transfer the applicable manufacturing technology and know-how to such source. Flash Alliance and Flash Partners (with respect to 300 millimeter wafers) and FVC Japan (with respect to 200 millimeter wafers) will conduct all negotiations with the external manufacturing source; provided, however, the terms and conditions of any agreement shall be subject to prior consultation with and the approval of Toshiba. In connection with any technology transfer to such external source, Toshiba will be reimbursed its mutually agreed transfer costs for assisting in the transfer of manufacturing technology and know-how. If the new capacity secured at such external manufacturing source is requested by only one of the Parties, such Party will pay the transfer costs and be entitled to purchase the full output of NAND Flash Memory Products purchased by FVC Japan, Flash Partners or Flash Alliance, as applicable, from such external manufacturing source. If both Parties request such new external capacity, then FVC Japan, Flash Partners or Flash Alliance, as applicable, will pay the transfer costs to Toshiba. Neither Party shall have the right to grant manufacturing licenses to such external manufacturing source or to disclose or transfer to any such external manufacturing source, manufacturing know-how related to the manufacture of NAND Flash Memory Products, except through FVC Japan, Flash Partners or Flash Alliance.

6.7	Capacity Sharing Arrangement.

(a)	Equal right to capacity. Subject to Section 6.5(c), each of the Parties will have the right and obligation, through Flash Alliance, to utilize 50% of the wafers produced at the Y4 Facility based on a measure of equivalent lots out per week

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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with the equivalency being weighed based on the process complexity factors (as calculated by a formula to be mutually determined by the Parties) of the Y4 NAND Flash Memory Products.

(b)	Alternative use of allotted capacity.
(i)	If a Party is unable to utilize its allotted manufacturing capacity for Y4 NAND Flash Memory Products (such Party, an “Excess Capacity” or “EC Party”), it may do any of the following:
(A)	An EC Party may request the other Party to negotiate the terms of transfer of its capacity shortfall to the other Party, which may choose whether to accept such additional capacity and on what terms in its sole discretion.

(B)	An EC Party may use its capacity for Embedded NAND Products, as defined in and subject to Section 6.7(c).

(C)	An EC Party may use its capacity for Proprietary NAND Flash Memory Products and non-Proprietary NAND Flash Memory Products, in accordance with and subject to Sections 6.7(d) and (e).
If an EC Party is not able to utilize or transfer its allotted capacity pursuant to Section 6.7(b), it shall pay the incremental cost increase to the Party not experiencing a shortfall (or pay to Flash Alliance an under-utilization fee in accordance with a formula to be mutually determined by the Parties).

(ii)	If both Parties are EC Parties because demand for both Parties’ Y4 NAND Flash Memory Products are significantly below expectations, the Parties will discuss in good faith whether to permit products which are not Y4 NAND Flash Memory Products to be produced at the Y4 Facility; provided that (A) the inability of the Parties so to agree shall not constitute a Deadlock (as defined in the FA Operating Agreement) and (B) the foregoing shall not limit either Party’s rights in the remainder of this Section 6.7.
(c)	Either Party shall have the right use a portion of its total allocated capacity with respect to the Y4 Facility to run a memory product which is not a Y4 NAND Flash Memory Product (solely because the NAND flash memory array area is equal to or less than [*]of the total die area (“Embedded NAND Product”)) so long as such Embedded NAND Product [*]. If a Party exercises its option to run Embedded NAND Products, it must [*] The conditions stated in Sections 6.7(d) and (e) do not apply to Embedded NAND Products.

(d)	Each Party may use a portion of its total allocated capacity to cause to be manufactured NAND Flash Memory Products which are proprietary to that Party (“Proprietary NAND Flash Memory Products”) and which need not be shared

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with the other Party. Proprietary NAND Flash Memory Products may be produced at the Y4 Facility so long as such products [*] If a Party exercises such option, it must [*] No such Proprietary NAND Flash Memory Products may be run if doing so [*] Each Party shall give the other Party at least ninety (90) days’ advance written notice of its intention to use a portion of its allocated capacity to manufacture Proprietary NAND Flash Memory Products and the Parties shall refer the matter to the Board of Directors for consultation and planning, with the intention to minimize the impact of such allocation. Such notifying Party will limit the output volume of such Proprietary NAND Flash Memory Products to [*] of such Party’s total allocated output at the Y4 Facility unless it receives the consent of the other Party to an increase in such output volume above such limit.

(e)	Each Party (the “Originating Party”) shall inform the other (the “Non-Originating Party”) of the development plans by the Originating Party to develop NAND Flash Memory Products, and the Originating Party and the Non-Originating Party shall each refer such matter to the Coordinating Committee (as defined in the Product Development Agreement). If the Coordinating Committee unanimously decides that such planned development shall be undertaken jointly, then the cost of such joint development shall be borne by each Party in accordance with the Product Development Agreement, and the NAND Flash Memory Products manufactured following such joint development shall be considered non-Proprietary NAND Flash Memory Products for purposes of Section 6.7(d); provided, however, the NAND Flash Memory Products set forth in Exhibit A to the Product Development Agreement shall be deemed to be non-Proprietary NAND Flash Memory Products without any action by the Coordinating Committee. Subject to the foregoing, if the Coordinating Committee does not unanimously decide that such planned development shall be undertaken jointly, then the Originating Party may, at its sole discretion, either (i) transfer to the Non-Originating Party the technology, including the items in Exhibit C to the Product Development Agreement relating to such technology, used to manufacture such NAND Flash Memory Products on a royalty-free basis, whereupon such NAND Flash Memory Products shall be considered non-Proprietary NAND Flash Memory Products, or (ii) treat such NAND Flash Memory Products as Proprietary NAND Flash Memory Products for purposes of Section 6.7(d). In the event the Originating Party elects to treat any NAND Flash Memory Products as Proprietary NAND Flash Memory Products in accordance with the preceding sentence, but thereafter the Coordinating Committee unanimously determines that such Proprietary NAND Flash Memory Products should be developed jointly, the Originating Party shall transfer to the other Party the technology used to manufacture such NAND Flash Memory Products on reasonable terms and conditions to be mutually agreed upon by the Parties, whereupon such Proprietary

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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NAND Flash Memory Products shall be treated as non-Proprietary NAND Flash Memory Products.

6.8	Engineering Wafers and Development Expense. Each Party will have full access to all operational and engineering data and reports related to engineering wafers manufactured at Y4.

(a)	Engineering wafers and development expenses are further and more completely defined in four categories: Common R&D Development Expenses, Y4 Direct R&D Development Products, Evaluation Wafers, Qualification Wafers (each as defined below).
(i)	“Common R&D Development Expenses” means [*]. The Parties agree to set up pilot-line(s) [*]. The Parties confirm their intent that [*] Notwithstanding the foregoing, the Parties shall meet from time to time [*] The Parties shall meet at the end of each quarter to determine if any engineering activities performed during the quarter [*], whether agreed in advance or not, [*]. If any activities performed [*] are agreed by the parties to [*]

(ii)	[*]

(iii)	“Evaluation Wafers” are those wafers manufactured [*] Both parties are entitled to receive evaluation wafers [*] The cost of Evaluation Wafers is [*]

(iv)	“Qualification Wafers” are those wafers [*] The Parties will discuss and agree on the appropriate quantity of Qualification Wafers required for each Y4 NAND Flash Memory Product. [*].
(b)	[*].

6.9	Creation of Management Committee. The management committee established by the Parties pursuant to the FVC Japan Master Agreement and the FP Master Agreement to facilitate management of the respective operations of FVC Japan and Flash Partners (the “Management Committee”) shall do the same for Flash Alliance, as detailed in this Section 6.9.

(a)	Authority. The Management Committee shall have the authority to (i) advise Flash Alliance with respect to policy and operating matters common to Toshiba and SanDisk as well as on such other matters as Flash Alliance may refer to the

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Management Committee from time to time, (ii) hear and seek to resolve any disputes regarding operational matters or alleged breaches of any Master Operative Documents (including dispute resolution), and (iii) take the actions specified to be taken by the Management Committee in this Agreement or any Master Operative Document, including in this Section 6.9 and in Section 6.3.

(b)	Members of the Management Committee; Voting; etc.
(i)	The Management Committee shall consist of six members (the “Committee Representatives”), three of whom shall be appointed by Toshiba, and three of whom shall be appointed by SanDisk (for such purpose, each of the Parties is referred to in this Section 6.9 as an “Appointing Party”). Each Appointing Party shall be entitled to appoint an alternate Committee Representative to serve in the place of any Committee Representative appointed by such Appointing Party should any such Committee Representative be unable to attend a meeting. Each Party shall be entitled to invite a reasonable numbers of observers to all Management Committee meetings.

(ii)	Each Committee Representative or alternate Committee Representative shall serve at the pleasure of the designating Appointing Party and may be removed as such, with or without cause, and his successor designated, by the designating Appointing Party. Each Appointing Party shall have the right to designate a replacement Committee Representative in the event of any vacancy among such Appointing Party’s appointees.

(iii)	Each Appointing Party shall bear any cost and expense incurred by any Committee Representative or alternate Committee Representative designated by such Appointing Party to serve on the Management Committee, and no Committee Representative or alternate Committee Representative shall be entitled to compensation from Flash Alliance for serving in such capacity.

(iv)	Each Appointing Party shall notify the other Appointing Party and Flash Alliance in writing of the name, business address and business telephone and facsimile numbers of each Committee Representative and each alternate Committee Representative that such Appointing Party has been appointed to the Management Committee. Each Appointing Party shall promptly notify the other Appointing Party and Flash Alliance of any change in such Appointing Party’s appointments or of any change in any such address or number.

(v)	For purposes of any approval or action taken by the Management Committee, each Committee Representative shall have one vote. All of the votes eligible to be cast at any meeting must be voted in favor of any action to be taken by the Management Committee at such meeting.

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(vi)	At any meeting of the Management Committee, a Committee Representative, in the absence of one or more other Committee Representatives appointed by the same Appointing Party or an alternate Committee Representative, may cast the vote such absent Committee Representatives would otherwise be entitled to cast.

(vii)	The quorum necessary for any meeting of the Management Committee shall be those Committee Representatives entitled to cast all of the votes held by the members of the Management Committee. A quorum shall be deemed not to be present at any meeting for which notice was not properly given under Section 6.9(c), unless the Committee Representative or Committee Representatives as to whom such notice was not properly given attend(s) such meeting without protesting the lack of notice or duly execute(s) and deliver(s) a written waiver of notice or a written consent to the holding of such meeting.

(viii)	Each appointment by an Appointing Party to the Management Committee shall remain in effect until the Appointing Party making such appointment notifies the other Appointing Party and Flash Alliance in writing of a change in such appointment. The resignation or removal of a Committee Representative shall not invalidate any act of such Committee Representative taken before the giving of such written notice of the removal or resignation of such Committee Representative (or alternate Committee Representative).
(c)	Meetings, Notice, etc.
(i)	Meetings of the Management Committee shall be held at such location or locations as may be selected by the Management Committee from time to time.

(ii)	Regular meetings of the Management Committee shall be held on such dates and at such times as shall be determined by the Management Committee and shall be held as required or as requested by the Board of Directors.

(iii)	Notice of any regular meeting or special meeting pursuant to Section 6.9(c)(iv) shall be given to each Committee Representative at least ten (10) Business Days prior to such meeting in the case of a meeting in person or at least five (5) Business Days prior to such meeting in the case of a meeting by conference telephone or similar communications equipment pursuant to Section 6.9(c)(vi), which notice shall state the purpose or purposes for which such meeting is being called and include any supporting documentation relating to any action to be taken at such meeting.

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(iv)	Special meetings of the Management Committee may be called by any Committee Representative by notice given in accordance with the notice requirements set forth in this Section 6.9, which notice shall state in reasonable detail the purpose or purposes for which such meeting is being called; provided, that, the Committee Representatives appointed by the Appointing Party that is not represented by the Committee Representative calling such special meeting shall be entitled to in good faith select a convenient location for the meeting and to suggest an alternative time or times if the designated time is not convenient for them. Except as set forth in Section 6.9(c)(vi), no action may be taken and no business may be transacted at such special meeting which is not identified in such notice unless (A) such action or business is incidental to the action or business for which the special meeting is called or (B) such action or business does not materially adversely affect the Parties, any of their respective Affiliates which are parties to any of the Master Operative Documents or Flash Alliance. Minutes of each Management Committee meeting shall be sent by facsimile to all Committee Representatives within ten (10) Business Days after such meeting. Material to be presented at any Management Committee meeting shall be sent by facsimile, electronic mail or delivered in hard copy to all Committee Representatives together with the notice described in Section 6.9(c)(vi).

(v)	The actions taken by the Management Committee at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, any Committee Representative as to whom such meeting was improperly held duly executes and delivers a written waiver of notice or a written consent to the holding of such meeting; provided, however, any Committee Representative who is present at a meeting and does not protest the failure of notice shall be deemed to have received adequate notice thereof. A vote of the Management Committee may be taken only either in a meeting of the members thereof duly called and held or by the execution by the Committee Representatives eligible to cast all the votes on the Management Committee without a meeting of a consent setting forth the action so taken, and identified as a consent of the Committee Representatives pursuant to this Section 6.9.

(vi)	Upon the consent of all Committee Representatives, a meeting of the Management Committee may be held by conference telephone or similar communications equipment by means of which all Committee Representatives participating in the meeting can hear and be heard by all other participants, provided, that, such communications equipment continues to be operational throughout the meeting. Any Committee Representative may elect to participate in a meeting by conference telephone or similar communications equipment upon sufficient advance notice to permit arrangements therefor to be made. At any meeting, the

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Management Committee shall consider (A) any items added to the Management Committee agenda for discussion by the Parties and (B) such other matters as the Management Committee decides to review.

(vii)	The Management Committee shall, from time to time, elect one of its members to preside at its meetings, which presiding member shall alternate annually if requested by either Party. The Management Committee may establish reasonable rules and regulations to (A) require officers to call meetings and perform other administrative duties, (B) limit the number and participation of observers, if any, and require them to observe confidentiality obligations and (C) otherwise provide for the keeping and distribution of minutes and other internal Management Committee governance matters not inconsistent with the terms of this Agreement.
6.10	[*]

(a)	[*]
(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]
(b)	[*]
(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

(vi)	[*]

(vii)	All members of the SanDisk Team will remain employees of SanDisk. Each Party will indemnify the other Party and Flash Alliance from any

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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claim by any of such Party’s employees, consultants or agents (such Party being the “Employer”) (A) based on other than willful misconduct of such Employer, its employees, consultants or agents; or (B) that he or she has rights, or is owed obligations, as an employee of the Party that is not the Employer.
(c)	[*]

6.11	Non-solicitation of Employees. So long as the business of Flash Alliance continues, each Party (and each of its respective Affiliates) shall not, without the prior written consent of the other Party, directly recruit or solicit any employee or director of Flash Alliance to leave his or her employment with Flash Alliance prior to the period ending twenty-four (24) months after the FA Termination Date; provided, however, that placement of employment advertisements or other general solicitation for employees not specifically targeted to the employees or directors of Flash Alliance shall not constitute direct recruitment. In the event of the dissolution and liquidation of Flash Alliance, either Party (or any Affiliate of either Party) may solicit any former employee of such dissolved and liquidated company, but neither Party (nor any of its Affiliates) shall be required to employ any such Person. If all of the FA Shares held by one Party are purchased by the other Party or its designee, if requested by the acquiring Party the Parties shall reach agreement on a reasonable transition plan (without profit to the seller) in connection with the services provided to Flash Alliance, as applicable, by employees and contractors of the selling Party.

6.12	Financing.

(a)	[*]

(b)	The Parties currently intend, but are not obligated, to structure the financing for equipment purchases by Flash Alliance necessary to implement the Ramp-Up Plan as follows:
(i)	Flash Alliance will enter into equipment lease or loan agreements and pledge the financed equipment as collateral;

(ii)	Flash Alliance will secure external financing for approximately 50% of the initial purchase price of its tools and each Party will provide equity capital contributions and loans (on a subordinated basis) for the remaining cash requirements of Flash Alliance necessary to execute the Ramp-Up Plan;

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iii)	each Party will severally and not jointly and through separate arrangements guarantee as close as possible to 50% of Flash Alliance’s obligations under such lease or loan agreements (any financing separately guaranteed or provided by Toshiba for Flash Alliance or otherwise for investment in the Y4 Facility, “Toshiba Financing”, any such financing separately guaranteed or provided by SanDisk for Flash Alliance or otherwise for investment in the Y4 Facility “SanDisk Financing” and the Toshiba Financing and SanDisk Financing, each a “Financing”); and

(iv)	the Parties will attempt to obtain the foregoing financing from the same financial institution, but under separate agreements that expressly disclaim any joint and several liability of the Parties.
(c)	With respect to any Toshiba Financing or SanDisk Financing, the following shall apply:
(i)	[*]

(ii)	Unless otherwise expressly agreed by both Parties in writing in each case, all Toshiba Financing and all SanDisk Financing shall create only several obligations of the Parties and no joint and several obligations or liability. Toshiba (with respect to Toshiba Financing) and SanDisk (with respect to SanDisk Financing) hereby indemnifies and holds harmless the other Party and its Indemnified Parties from any claims by any financial institution or other Person that the other Party has any liabilities or obligations with respect to, respectively, any Toshiba Financing or SanDisk Financing (unless joint liability has been agreed pursuant to the first sentence of this Section 6.12(c)(ii)).

(iii)	Flash Alliance will use commercially reasonable efforts to comply with the requirements of any financing sources. Flash Alliance will make available to each Party one-half of its assets (with as near as practicable cost, collateral value and type) to secure such Party’s Financing (whether external or loans from a Party or its Affiliates).
(d)	If the lender under the Financing for either Party (as the “Defaulting Party”) takes significant actions to enforce its right in the collateral, then the other Party (as the “Non-Defaulting Party”) shall have the right, but not the obligation, to cure the default giving rise to the lender’s enforcement action. If the Non-Defaulting Party exercises such cure right, then the Non-Defaulting Party’s rights in any subject collateral shall be superior to the Defaulting Party’s and the Non-Defaulting Party may exercise one of the following options:

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(i)	the Non-Defaulting Party (A) shall have a claim against the Defaulting Party for reimbursement of any payments made by the Non-Defaulting Party on the Defaulting Party’s behalf (which will be subordinate to the lender’s claims and bear interest at a rate 500 basis points in excess of the rate being charged by the lender to the Defaulting Party) and (B) shall have the right, until and unless the Defaulting Party pays in full the obligation to the Non-Defaulting Party under foregoing clause (A), to take over the increment of production of the Y4 Facility represented by the collateral with respect to which the lender took significant actions to enforce its rights; or

(ii)	the Non-Defaulting Party shall have the right to terminate the Operating Agreement pursuant to Section 11.6 thereof (Foreclosure Default).
6.13	Other Activities. Except as expressed in Section 6 and in the Common R&D Agreement, neither Party nor any of their respective Affiliates shall: (i) fabricate NAND Flash Memory Integrated Circuits at any location other than the Yokkaichi Facility or any other fabrication facility agreed upon by the Parties in writing; (ii)have any third party fabricate NAND Flash Memory Integrated Circuits; or (iii) have any right to fabricate NAND Flash Memory Integrated Circuits beyond the capacity as limited pursuant to this Section 6, as such capacity limitations may be amended from time to time in accordance with this Section 6. For the avoidance of doubt, nothing contained in the foregoing shall restrict the Parties from engaging in any other activities, including, without limitation, (A) designing any NAND Flash Memory Product; (B) selling any NAND Flash Memory Product to any customer; (C) entering into any equipment purchase or material supply agreements; or (D) entering into any patent licensing arrangement; and nothing in the foregoing shall restrict Toshiba from installing any manufacturing line in the Toshiba Foundry Facility subject to the capacity limitations set forth in Section 6 of the FVC Japan Master Agreement and the FP Master Agreement and as provided herein, as such capacity limitations may be amended from time to time in accordance with this Section 6. For purposes of this Section 6.13, “NAND Flash Memory Integrated Circuits” means ICs included in the definition of NAND Flash Memory Products pursuant to Section 3.2.

6.14	Protection of Intellectual Property. Both Parties recognize that it is important for the success of the Y4 NAND Flash Memory Products business to promote the adoption of such Y4 NAND Flash Memory Products with a wide variety of customers and applications, whether for card use or non-card use, and with such recognition, each Party shall use reasonable efforts to protect and enhance the value of Y4 NAND Flash Memory Products. Further, where feasible, each Party shall share with Flash Alliance internally prepared analyses of competitive products prepared by either Party so as to allow Flash Alliance to respond to such information and remain competitive in the marketplace; provided, that neither Party warrants as to the accuracy or completeness of any such analysis so provided.

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6.15	[*]

7.	Other Agreements

To supplement their agreement as expressed in certain of the Master Operative Documents, the Parties agree as set forth in this Section 7. To the extent of any conflict between this Section 7 and any other Master Operative Document referenced in this Section 7, the other Master Operative Document shall prevail.

7.1	Flash Alliance Management.

(a)	As contemplated by the FA Operating Agreement, the Y4 Operating Committee’s purpose is to give both Parties the ability to influence the day to day operating decisions of Flash Alliance and the Y4 Facility. The Y4 Operating Committee is intended to be a collaborative body with real-time communications, respectful consultation and dispute resolution with the goal of making the Y4 Facility the most competitive (cost and technology) memory fabrication facility in the world.

(b)	If the Y4 Operating Committee is unable to decide an issue (by agreement of its two members) such issue shall be referred to the Board of Directors. Special meetings of the Board of Directors may be noticed for issues requiring urgent resolution. The Parties contemplate that while a special meeting of the Board of Directors is being noticed, their respective management teams will discuss any issue that the Y4 Operating Committee could not resolve.

(c)	If the Board of Directors is unable to decide an issue (by unanimous agreement), such issue shall be referred to the Management Committee for resolution, which shall be vested with final decision making authority. This Agreement separately provides for procedures if the Management Committee is unable to reach agreement on such issue.

7.2	Y4 Facility.

(a)	Building Construction and Facilitization. Toshiba has designed and is constructing and facilitizing the Y4 Facility at its sole cost and expense, and SanDisk shall work with Toshiba to help minimize administrative approval delays. Toshiba will exercise all reasonable efforts to ensure that the construction of the Y4 Facility is completed by [*], provided that Toshiba shall have no liability to SanDisk, any SanDisk Affiliate or Flash Alliance if completion is not achieved by such time. The depreciation charges for Y4 will be passed on to Flash Alliance as further described in Section 7.3(d).

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	With prior coordination with Toshiba and the construction contractors for the Y4 Facility, SanDisk will have reasonable access to the construction site for the Y4 Facility and to all information pertaining to the construction of the Y4 Facility, on condition that SanDisk will be solely responsible for all damage caused by such access.

(c)	Land. Neither SanDisk nor Flash Alliance will be charged for the land Toshiba currently owns and makes available for the Y4 Facility. With respect to new land (purchased or leased by Toshiba) required or related to the establishment of the Y4 Facility and its operations, SanDisk will pay Toshiba on a quarterly basis during the term of this Agreement a fair, reasonable and mutually-agreed fee to be calculated based on the amount Toshiba actually pays or incurs for such new land and the number of parking spaces; provided, however, that Toshiba will determine whether there will be a multi-level parking structure, single level parking lot, or other method of providing parking for the Yokkaichi Facility, and, provided further, that during the term of this Agreement SanDisk’s payments in respect of land and parking costs will in no event exceed [*] per year.

(d)	Incentives. All government incentives (financial or otherwise) received with respect to Flash Alliance, the Y4 Facility or Y4 operations will be shared equally by the Parties.

7.3	FP Foundry Agreement. Flash Alliance and Toshiba shall enter into the FA Foundry Agreement at the Closing. The FA Foundry Agreement provides for ordering procedures, prices, delivery, cost reporting and other specific terms and conditions for the manufacture by Toshiba and supply to Flash Alliance of Y4 NAND Flash Memory Products, which shall be consistent with the following basic terms:

(a)	Facilities, Equipment and Raw Materials. The manufacturing facilities will be located at the Y4 Facility and die sort will be located [*]or such other place as the Parties may agree upon. Flash Alliance and Toshiba will enter into an exclusive lease agreement with respect to the Y4 Facility and Flash Alliance’s manufacturing equipment located in the Y4 Facility to be used in the manufacture of Y4 NAND Flash Memory Products by Toshiba. Toshiba shall be responsible for obtaining the raw materials and services to be used in the manufacture of Y4 NAND Flash Memory Products.

(b)	Production. Toshiba will manufacture Y4 NAND Flash Memory Products at the Y4 Facility for Flash Alliance ordered by Toshiba and SanDisk under the terms and conditions of the FA Purchase and Supply Agreements. Flash Alliance and Toshiba (from the Yokkaichi Facility) will use their best efforts to achieve the

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Ramp-Up Plan manufacturing capacity (the “Y4 Facility Target Capacity”). Wafers will be sorted between the Parties such that aggregate yield losses will be shared on an equal basis.

(c)	Operating Relationship. The Parties shall provide personnel necessary for the manufacturing of the Y4 NAND Flash Memory Products as described in Section 6.10.

(d)	Consideration to be Paid to Toshiba. Toshiba will be compensated by Flash Alliance as provided in Section 4 of the FA Foundry Agreement, [*]

(e)	No Duplication of Costs or Expenses. It is the intent of the Parties that any payments made by SanDisk under or pursuant to any Master Operative Documents, FVC Japan Operative Documents or FP Operative Documents shall not be duplicative and SanDisk shall in no event be required to pay or contribute more than once for any service, product or development work provided under such agreements, if such service, product or development work is provided under more than one agreement. In addition, if SanDisk makes a direct payment for any service, product or development work provided under any such agreement, the cost incurred by Toshiba (from the Yokkaichi Facility), FVC Japan, Flash Partners or Flash Alliance, as the case may be, in connection with the provision of such service, product or development work shall not be included in the applicable wafer price charged to SanDisk.

(f)	Exclusivity. The Yokkaichi Facility shall be Flash Alliance’s exclusive manufacturing source for output of Y4 NAND Flash Memory Products. Flash Alliance may seek external manufacturing sources for output in excess of the Yokkaichi Facility’s capacity upon unanimous approval by the Management Committee.

7.4	FA Purchase and Supply Agreements. Flash Alliance and each of the Parties or their respective Affiliates will enter into substantially identical FA Purchase and Supply Agreements providing for specific terms and conditions for the purchase by the Parties of Y4 NAND Flash Memory Products from Flash Alliance, which shall be consistent with the following basic terms:

(a)	Manufacturing. Flash Alliance shall manufacture or cause to be manufactured Y4 NAND Flash Memory Products as contemplated by Section 7.3.

(b)	Purchase Commitment. Except as contemplated in Section 6.5(c)(ii), each Party shall (itself or through Affiliates) purchase one half (based on a measure of equivalent lots out per week with the equivalency being weighed based on the

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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process complexity factors (as calculated by a formula to be mutually determined by the Parties) of the Y4 NAND Flash Memory Products) of the total L/M of Y4 NAND Flash Memory Products. The foregoing purchase commitment of each Party shall not be subject to reduction unless agreed in writing by the other Party, which may grant or withhold such approval in its sole discretion.

(c)	Sales Price for Y4 NAND Flash Memory Products Purchased by the Parties. The sales price charged by Flash Alliance to the Parties for wafers manufactured at Y4 shall be the sum of:
(i)	[*]

(ii)	[*]
(d)	Other Cost Items. Other items related to the manufacture of Y4 NAND Flash Memory Products will be charged on a monthly basis from Flash Alliance to the Parties and will include the following:
(i)	[*]

(ii)	[*]

(iii)	[*]

(iv)	[*]

(v)	[*]

(vi)	[*]
7.5	Other Matters.

(a)	Forecasts/Production Planning. Each Party will submit forecasts, on a rolling six-month basis, directly to Flash Alliance, as further provided in the Purchase and Supply Agreements. The Parties shall use the system at the Y3 Facility for such direct system, provided that the cost necessary for [*] will be borne by SanDisk. Flash Alliance production planning will hold a monthly production planning meeting with representatives of each Party, as further provided in the Purchase and Supply Agreements. At such meetings, the Parties will agree on a production plan for the [*] which plan will be final (and the related forecast will be deemed to be covered by a binding purchase order).

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Production Control. Flash Alliance will provide [*] on a non-discriminatory basis to SanDisk [*] with respect to [*], provided that the cost necessary for making such system available or [*] will be borne by SanDisk. Each Party (through the Y4 Management Committee) will have the right to discuss the production schedule, planned wafer starts and [*]

(c)	Operating Reports. SanDisk will have full access to any management or operation reports related to Flash Alliance or Flash Alliance’s business through the Y4 Operating Committee (as defined in the FA Operating Agreement). Management and operating reports related to Flash Alliance or Flash Alliance’s business as mutually agreed from time to time will be simultaneously made available in Japanese and English to each Party. Upon request, Toshiba employees will explain such reports to SanDisk’s employees and respond to questions from SanDisk’s employees, but Toshiba will not be responsible for SanDisk’s failure to understand such reports.

(d)	Insurance. Toshiba shall maintain or arrange property insurance covering assets owned or leased by Flash Alliance and business interruption insurance in respect of the business of Flash Alliance, the scope and amounts of which shall be consistent with Toshiba’s practices at the Yokkaichi Facility and as required by any lender. This coverage shall provide basically full replacement value of all Flash Alliance owned and leased equipment, subject to valuation as part of Toshiba’s annual insurance policy renewal, and shall name Flash Alliance as a beneficiary in respect of assets owned or leased by it and Flash Alliance’s employee expenses covered by business interruption insurance. On an annual basis, or when requested by either Party, the Y4 Operating Committee shall discuss and review the current insurance coverage and/or the need for any additional property or business interruption insurance in respect of Flash Alliance’s assets or business. Further, SanDisk reserves the right to seek to arrange additional property or business interruption insurance for its own account in respect of Flash Alliance’s assets or business. If SanDisk seeks such additional property or business interruption insurance, Toshiba shall cooperate in good faith to provide such information and access as is reasonably necessary for SanDisk to arrange such insurance. If Toshiba makes a recovery from a third party (other than an insurer per the above) in respect of both assets of Flash Alliance and other assets, then Toshiba shall allocate to Flash Alliance a share of the net amount of such recovery in proportion to the losses suffered by Flash Alliance and total losses suffered by Flash Alliance and Toshiba.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.	Termination

8.1	Termination.

(a)	Termination of any Master Operative Document by either Party shall be done only in good faith.

(b)	This Agreement shall be terminated automatically upon the earlier of the Transfer of all of a Party’s FA Shares to the other Party (or its Affiliate) or upon completion of the dissolution and liquidation of Flash Alliance pursuant to Section 11 (Dissolution) of the FA Operating Agreement (the date of such Transfer or dissolution and liquidation, the “FA Termination Date”).

(c)	Upon termination of this Agreement resulting from an event of dissolution of Flash Alliance due to the expiration of Flash Alliance pursuant to Section 11.1(a) (Expiration) of the FA Operating Agreement:
(i)	the Parties shall further amend the Cross License Agreement, as then in effect, to specify that each Party’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed on a royalty-free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.1(c)(i) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FA Termination Date.

(ii)	Toshiba shall grant to SanDisk, effective upon the FA Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FA Termination Date.
(d)	Upon a termination of this Agreement resulting from (i) an event of dissolution of Flash Alliance or (ii) one Party’s acquisition of all of the other Party’s FA Shares (the acquirer thereof referred to hereinafter as the “Acquiring Party” and the seller thereof referred to hereinafter as the “Selling Party”) pursuant to Section 11.5 (Dissolution Upon Notice) of the FA Operating Agreement:
(i)	Toshiba or the Acquiring Party, as the case may be, will, upon the request, prior to the FA Termination Date, of (A) SanDisk (such request to be made at the time of its notice pursuant to Section 11.5 of the FA Operating Agreement) in the case of the dissolution of Flash Alliance or (B) the Selling Party (each, a “Requesting Party”), as the case may be, continue to manufacture NAND Flash Memory Products for the Requesting Party (not to exceed the Requesting Party’s capacity allocation available from Flash

EXHIBIT 10.1
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Alliance under this Agreement as of the FA Termination Date (the “Termination Capacity”)) for a period of eighteen (18) months following the Termination Date in the following ramp-down manner:
(A)	During the first six months following the FA Termination Date: 100% of the Termination Capacity

(B)	During the 7th through the 12th month following the FA Termination Date: 75% of the Termination Capacity

(C)	During the 13th through the 18th month following the FA Termination Date: 50% of the Termination Capacity.
(ii)	Toshiba and SanDisk and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

(iii)	The Parties shall further amend the Cross License Agreement to specify that each Party’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed on a royalty free basis for the duration of such patents. The scope of the licenses as amended pursuant to this Section 8.1(d)(iii) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of FA Termination Date.

(iv)	Upon termination of this Agreement resulting from an event of dissolution of Flash Alliance caused by Toshiba’s election to withdraw from Flash Alliance pursuant to the FA Operating Agreement, Toshiba hereby grants to SanDisk, effective upon the FA Termination Date, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FA Termination Date.
(e)	Upon termination of this Agreement resulting from an event of dissolution of Flash Alliance or Toshiba’s acquisition of SanDisk’s FA Shares pursuant to Section 11.4 (Dissolution By Unilateral Option) of the FA Operating Agreement:
(i)	From the Yokkaichi Facility, Toshiba will, upon request of SanDisk given within sixty (60) days of the notice given by SanDisk pursuant to Section 11.4 of the FA Operating Agreement, continue to manufacture products for SanDisk for a period of eighteen (18) months following the FA Termination Date in accordance with the following ramp-down manner; provided, however, such capacity allocation for SanDisk shall not exceed

EXHIBIT 10.1
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its capacity allocation available from Flash Alliance under this Agreement as of the FA Termination Date (the “SanDisk Termination Capacity”):
(A)	During the first six months following the FA Termination Date: 100% of the SanDisk Termination Capacity

(B)	During the 7th through the 12th month following the FA Termination Date: 75% of the SanDisk Termination Capacity

(C)	During the 13th through the 18th month following the FA Termination Date: 50% of the SanDisk Termination Capacity.
(ii)	The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

(iii)	The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y4 NAND Flash Memory Products and any other Licensed Products defined in the Cross License Agreement and manufactured with 300mm wafers at any facility, each Party’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed at the royalty rates specified in Schedule 8.1(e) until March 31, 2015; provided, that after such five (5) year period, such license shall be on a royalty free basis and provided, further, that at any time during such five year period, both Parties shall negotiate in good faith for up to one hundred and eighty (180) days as requested by either Party to mutually agree on royalty rates for patents filed by each Party after the FA Termination Date. The scope of the licenses as amended pursuant to this Section 8.1(e)(iii) shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FA Termination Date.
(f)	Upon termination of this Agreement resulting from an event of dissolution of Flash Alliance or one Party’s acquisition of the other Party’s FA Shares following a Deadlock (as defined in the FA Operating Agreement) pursuant to Section 10.3 (Dispute Resolution; Deadlock) of the FA Operating Agreement:
(i)	In the case of one Party’s acquisition of the other Party’s FA Shares pursuant to Section 10.4(e) of the FA Operating Agreement, the Acquiring Party shall continue to manufacture products for the other Party (not to exceed the other Party’s Termination Capacity) for a period of eighteen (18) months following the FA Termination Date in accordance with the following ramp down manner:
(A)	During the first six months following the FA Termination Date: 100% of the Termination Capacity

EXHIBIT 10.1
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(B)	During the 7th through the 12th month following the FA Termination Date: 75% of the Termination Capacity

(C)	During the 13th through the 18th month following the FA Termination Date: 50% of the Termination Capacity.
(ii)	The Parties and their respective Affiliates shall have a perpetual, fully paid-up, royalty-free right to use technology previously transferred to one another during the term of this Agreement.

(iii)	The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y4 NAND Flash Memory Products and any other Licensed Products defined in the Cross License Agreement and manufactured with 300mm wafers at any facility, each Party’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed: (x) at the royalty rates specified in Schedule 8.1(f) until March 31, 2014; (y) at the royalty rates specified in Schedule 8.1(e) from April 1, 2014 through December 31, 2016; and (z) thereafter, on a royalty-free basis. Both Parties shall negotiate in good faith for up to one hundred and eighty (180) days upon request of either Party at any time during the five-year period after the FA Termination Date to agree on royalty rates for patents filed by each Party after the FA Termination Date. The scope of the licenses as amended pursuant to this Section shall not be greater than the scope of those granted under the Cross License Agreement, as in effect as of the FA Termination Date.
(g)	Upon termination of this Agreement resulting from an event of dissolution of Flash Alliance or a Party’s acquisition of the other Party’s FA Shares described in Section 11.3 (Dissolution Upon Event of Default) of the FA Operating Agreement:
(i)	The Parties shall further amend the Cross License Agreement to specify that, with respect only to Y4 NAND Flash Memory Products and any other Licensed Products defined in the Cross License Agreement and manufactured with 300mm wafers at any facility, each Party’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed at the royalty rates specified in Schedule 8.1(g) for seven (7) years after the FA Termination Date or until the end of calendar 2021, whichever comes first, and thereafter such licenses shall be on a royalty-free basis.

(ii)	In the event that Toshiba or an Affiliate of Toshiba is the Defaulting Party, Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world

EXHIBIT 10.1
FOIA Confidential Treatment Requested
Execution Version
utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the FA Termination Date.
(h)	Upon termination of this Agreement resulting from an event of dissolution described in Section 11.1(f) (Bankruptcy Event) of the FA Operating Agreement:
(i)	If such termination is caused by a Bankruptcy Event in respect of Toshiba, (x) the license granted to SanDisk under Toshiba Licensed Patents pursuant to the Cross License Agreement shall continue on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the Termination Date.

(ii)	If such termination is caused by a Bankruptcy Event in respect of SanDisk, the license granted to Toshiba under SanDisk Licensed Patents (as defined in the Cross License Agreement) pursuant to the Cross License Amendment shall continue on a royalty-free basis.
(i)	Upon a termination of this Agreement resulting from a purchase and sale transaction described in Section 11.6 (Financing Default) of the FA Operating Agreement, there shall be no capacity ramp-down rights or obligations and:
(i)	If such termination is caused by a financing default in respect of Toshiba, (x) the Parties shall further amend the Cross License Agreement to specify that, with respect only to Y4 NAND Flash Memory Products and any other Licensed Products defined in the Cross License Agreement and manufactured with 300mm wafers at any facility, Toshiba’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed to SanDisk on a royalty-free basis, and (y) Toshiba shall grant to SanDisk, effective upon such date of termination, a non-exclusive, non-transferable (except to Affiliates of SanDisk), non-sub-licensable, fully paid-up, royalty-free license to make, have made, use, sell and have sold NAND Flash Memory Products anywhere in the world utilizing the NAND technology transferred to and/or utilized at the Yokkaichi Facility, and SanDisk shall have full access to all such know-how at the Yokkaichi Facility which has been transferred to the Yokkaichi Facility prior to the Termination Date.

(ii)	If such termination is caused by a financing default in respect of SanDisk, the Parties shall further amend the Cross License Agreement to specify

EXHIBIT 10.1
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that, with respect only to Y4 NAND Flash Memory Products and any other Licensed Products defined in the Cross License Agreement and manufactured with 300mm wafers at any facility, SanDisk’s patents issued or issuing on patent applications entitled to an effective filing date prior to the FA Termination Date are licensed to Toshiba on a royalty-free basis.
(j)	Restructuring Costs.
(i)	In the event this Agreement is terminated, the Parties will exercise best efforts to plan such termination in advance with the goal of minimizing related costs. With respect to Toshiba employees and SanDisk employees working at the Y4 Facility, (i) in the case of those that are Toshiba employees, Toshiba will use its best efforts to retrain or relocate such individuals to other Toshiba facilities, and (ii) in the case of those that are SanDisk employees, SanDisk will use its best efforts to retrain or relocate such individuals to other SanDisk facilities, each to the maximum extent possible.

(ii)	The Parties agree that in the event of such a SanDisk exit from Flash Alliance, [*]
(A)	[*]

(B)	[*]
(iii)	Upon any termination of this Agreement, the Parties shall meet and discuss in good faith an estimate of the Restructuring Costs anticipated to be incurred by Toshiba. [*]
(k)	Termination of this Agreement shall not affect any surviving rights or obligations of either Party set forth in the Product Development Agreement and the Common R&D Agreement.
9.	Miscellaneous

9.1	Survival. Sections 1.3, 6.10(b)(vii), 6.11, 6.12(d), 8 and 9 and Appendix A shall survive the termination or expiration of this Agreement.

9.2	Entire Agreement. This Agreement, together with the exhibits, schedules, appendices and attachments thereto, constitutes the agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.3	Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state. Each Master Operative Document shall be governed in accordance with its governing law provision and, in the absence of any such provision, by the first sentence of this Section 9.3.

9.4	Assignment. Neither Party may transfer this Agreement or any of its rights hereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which transfer shall not require any consent of the other party) without the prior written consent of the other Party (which consent may be withheld in such other Party’s sole discretion), and any such purported transfer without such consent shall be void.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of the date first above written.

TOSHIBA CORPORATION
By:
Name:	Masashi Muromachi
Title:	President and CEO Semiconductor Company Corporate Executive Vice President

SANDISK CORPORATION
By:
Name:	Eli Harari
Title:	Chief Executive Officer

SANDISK (IRELAND) LIMITED
By:
Name:	Sanjay Mehrotra
Title:	Director

[Signature page to Flash Alliance Master Agreement]

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APPENDICES
Appendix A — Definitions, Rules of Construction and General Terms and Conditions

EXHIBITS

(Flash Alliance Documents)
Exhibit A1	-	Share Purchase Agreement
Exhibit A2	-	FA Operating Agreement
Exhibit A3	-	FA Foundry Agreement
Exhibit A4-1	-	SanDisk Purchase and Supply Agreement
Exhibit A4-2	-	Toshiba Purchase and Supply Agreement
Exhibit A5	-	FA Patent Indemnification Agreement
Exhibit A6	-	Mutual Environmental Indemnification Agreement
Exhibit A7	-	Lease Agreement
Exhibit A8	-	Toshiba-SanDisk Ireland Services Agreement
Exhibit A9	-	Toshiba-Flash Alliance Services Agreement
Exhibit A10	-	SanDisk Ireland-Flash Alliance Services Agreement

(Joint Operative Documents)
Exhibit B1	-	Common R&D and Participation Agreement
Exhibit B2	-	Product Development Agreement
Exhibit B3	-	Amendment No. 4 to Cross License Agreement
SCHEDULES
Schedule 4.5	-	Litigation; Decrees
Schedule 4.7	-	Patents and Proprietary Rights
Schedule 4.9	-	Cross License Payment Obligations
Schedule 6.3	-	Technology Transfer Costs
Schedule 6.5(b)	-	Ramp-Up Plan
Schedule 8.1(e)	-	Royalty in case of SanDisk Unilateral Termination
Schedule 8.1(f)	-	Royalty in case of Deadlock Termination
Schedule 8.1(g)	-	Royalty in case of Event of Default Termination

Schs., p. 1

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Schedule 4.5
Litigation, Decrees
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schs., p. 2

EXHIBIT 10.1
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Execution Version
Schedule 4.7
Patents and Proprietary Rights
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schs., p. 3

EXHIBIT 10.1
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Schedule 4.9
Cross License Payment Obligations
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schs., p. 4

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Schedule 6.3
Technology Transfer Costs
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schs., p. 5

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Schedule 6.5(b)
Ramp-Up Plan
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schs., p. 6

EXHIBIT 10.1
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Execution Version
Schedule 8.1(e)
Royalty in case of SanDisk Unilateral Termination
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.1
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Schedule 8.1(f)
Royalty in case of Deadlock Termination
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 10.1
FOIA Confidential Treatment Requested
Execution Version
Schedule 8.1(g)
Royalty in case of Event of Default Termination
[*]

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Version
Exhibit 10.1
APPENDIX A
DEFINITIONS, RULES OF CONSTRUCTION AND
DOCUMENTARY CONVENTIONS
          The following shall apply unless otherwise required by the main body of the agreement into which this Appendix A is being incorporated (as used herein, “this Agreement”):
Definitions
          The following terms shall have the specified meanings:
          “Accountants” means such firm of internationally recognized independent certified public accountants for Flash Alliance as is appointed pursuant to the FA Operating Agreement from time to time. Initially, the Accountants shall be Shin Nihon & Company, an affiliate of Ernst & Young LLP.
          “Affiliate” of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person; provided, however, that the term Affiliate, (a) when used in relation to Flash Alliance or any Subsidiary of Flash Alliance, shall not include SanDisk Corporation or Toshiba or any Affiliate of either of them, and (b) when used in relation to SanDisk Corporation or Toshiba or any Affiliate of either of them, shall not include Flash Alliance or any Subsidiary of Flash Alliance.
          “Articles” means the Articles of Incorporation of Flash Alliance.
          “Bankruptcy Event” means, with respect to any Person, the occurrence or existence of any of the following events or conditions: such Person (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) has a resolution passed by its governing body for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) experiences any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) through (6) above; or (8) takes any action in

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furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
          “Board of Directors” means the board of directors of Flash Alliance.
          “Burdensome Condition” means, with respect to any proposed transaction, any action taken, or credibly threatened, by any Governmental Authority or (except if such action or threat is frivolous) other Person to challenge the legality of such proposed transaction, including (i) the pendency of a governmental investigation (formal or informal) in contemplation of the possible actions described in clauses (ii)(A), (ii)(B) or (ii)(C) below, (ii) the institution of a suit or the written threat thereof (A) seeking to restrain, enjoin or prohibit the consummation of such transaction or material part thereof, to place any material condition or limitation upon such consummation or to invalidate, suspend or require modification of any material provision of any Operative Document, (B) challenging the acquisition by either Toshiba or SanDisk Ireland of its Shares or (C) seeking to impose limitations on the ability of either Toshiba or SanDisk Ireland effectively to exercise full rights as Shareholder of Flash Alliance, including the right to act on all matters properly presented to the parties pursuant to the FA Operating Agreement, or (iii) an order by a court of competent jurisdiction having any of the consequences described in (ii)(A), (ii)(B) or (ii)(C) above, or placing any conditions or limitations upon such consummation that are unreasonably burdensome in the reasonable judgment of the applicable Person.
          “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.
          “Business Plan” means the Initial Business Plan and each subsequent business plan, including budgets and projections for Flash Alliance for each relevant period, approved in accordance with Section 3.4(c) of the FA Operating Agreement and complying with Section 3.4(b) of the FA Operating Agreement.
          “Capital Contribution” means the capital contribution made by or allocated to a Party by virtue of its ownership of Shares, as indicated on Schedule 6.1 to the FA Operating Agreement.
          “Change of Control” with respect to a Person means a transaction or series of related transactions as a result of which (i) more than 50% of the beneficial ownership of the outstanding common stock or other ownership interests of such Person (representing the right to vote for the board of directors or similar organization of such Person) is acquired by another Person or affiliated group of Persons, whether by reason of stock acquisition, merger, consolidation, reorganization or otherwise or (ii) the sale or disposition of all or substantially all of a Person’s assets to another Person or affiliated group of Persons.
          “Closing” means the closing of the transactions described in Sections 2.1 of the Master Agreement.
          “Closing Date” means the date of the Closing.

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          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference to a particular provision of the Code or a treasury regulation promulgated pursuant to the Code means, where appropriate, the corresponding provision of any successor statute or regulation.
          “Common R&D Agreement” means the Amended and Restated Common R&D and Participation Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.
          “Companies Act” means the Companies Act (Kaisha-ho), Law No. 86 of July 26, 2005, as may be amended hereafter and in effect as at any time.
          “Control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
          “Cross License Agreement” has the meaning given in the Master Agreement.
          “Effective Date” means July 7, 2006.
          “Environmental Indemnification Agreement” means the Amended and Restated Mutual Contribution and Environmental Indemnification Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.
          “Event of Default” means, with respect to a Party, the occurrence or existence of any of the following events or conditions which remains uncured for sixty (60) days following receipt by such Party of written notice thereof:
     (a) a Bankruptcy Event in respect of such Party or any Person of which such Party is a Subsidiary; or
     (b) the breach by such Party of its covenant in Section 9.1 of the FA Operating Agreement or the breach by such Party of its covenant in Section 5.1(b) of the Master Agreement, provided that a Change of Control of a Party shall not be deemed an Event of Default.
          “FA Foundry Agreement” means the Foundry Agreement, dated as of the Effective Date, between Flash Alliance and Yokkaichi.
          “FA Operating Agreement” means the Operating Agreement, dated as of the Effective Date, between Toshiba and SanDisk Ireland.
          “FA Operative Documents” has the meaning given in the Master Agreement.
          “Fiscal Quarter” means, unless changed by the Board of Directors, a calendar quarter.

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          “Fiscal Year” means the one year period commencing on April 1 of each year.
          “Flash Alliance” means Flash Alliance, Ltd., a Japanese special limited liability company (tokurei yugen kaisha).
          “Flash Partners” means Flash Partners, Ltd., a Japanese special limited liability company (tokurei yugen kaisha).
          “FP Master Agreement” means the Master Agreement between Toshiba and SanDisk dated as of September 10, 2004.
          “FP Operative Documents” means the Flash Partners Master Agreement dated as September 10, 2004, the Share Purchase Agreement between Toshiba and SanDisk Manufacturing, dated as of September 10, 2004, the Operating Agreement between Toshiba and SanDisk International, dated as of September 10, 2004, the Foundry Agreement between Flash Partners and Toshiba, dated as of September 10, 2004, the Purchase and Supply Agreement between Flash Partners and SanDisk International, dated as of September 10, 2004, the Purchase and Supply Agreement between Flash Partners and Toshiba, dated as of September 10, 2004, the Patent Indemnification Agreement between SanDisk Corporation and Toshiba, dated as of September 10, 2004, the Mutual Contribution and Environmental Indemnification Agreement between SanDisk Corporation and Toshiba, dated as of September 10, 2004, and the Lease Agreement between Flash Partners and Toshiba, as owner of the Yokkaichi Facility, dated as of September 10, 2004.
          “FVC Japan” means FlashVision Ltd., a Japanese special limited liability company (tokurei yugen kaisha).
          “FVC Japan Equipment” means any equipment which is or will, from time to time, be owned or leased by FVC Japan.
          “FVC Japan Master Agreement” means the Master Agreement between Toshiba and SanDisk dated as of April 10, 2002, as amended and restated as of the Effective Date.
          “FVC Japan Operative Documents” means the FVC Japan Master Agreement as amended to date, the New Operating Agreement between the Parties, dated as of April 10, 2002, as amended to date, the Foundry Agreement between FVC Japan and Toshiba, dated as of April 10, 2002, the SanDisk Foundry Agreement between the Parties, dated as of April 10, 2002, the Purchase and Supply Agreement between FVC Japan and SanDisk, dated as of April 10, 2002, the Purchase and Supply Agreement between FVC Japan and Toshiba, dated as of April 10, 2002, and the Services Agreement between FVC Japan and Toshiba dated as of April 1, 2002.
          “FVC Japan NAND Flash Memory Products” has the meaning given in Section 3.3 of the Master Agreement.
          “Governmental Action” means any authorization, consent, approval, order, waiver, exception, variance, franchise, permission, permit or license of, or any registration, filing or declaration with, by or in respect of, any Governmental Authority.

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          “Governmental Authority” means any United States or Japanese federal, state, local or other political subdivision or foreign governmental Person, authority, agency, court, regulatory commission or other governmental body, including the Internal Revenue Service and the Secretary of State of any State.
          “Governmental Rule” means any statute, law, treaty, rule, code, ordinance, regulation, license, permit, certificate or order of any Governmental Authority or any judgment, decree, injunction, writ, order or like action of any court or other judicial or arbitration tribunal.
          “Indebtedness” of any Person means, without duplication:
     (a) all obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) of such Person in respect of borrowed money or in respect of deposits or advances of any kind;
     (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
     (c) all obligations of such Person upon which interest charges are customarily paid, except for trade payables;
     (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;
     (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than with respect to the purchase of personal property under standard commercial terms);
     (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
     (g) all guarantees by such Person of Indebtedness of others;
     (h) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations would be required to be classified and accounted for as capital leases on a balance sheet of such Person prepared in accordance with Japanese GAAP or US GAAP, as applicable;
     (i) all obligations of such Person (whether absolute or contingent) in respect of interest rate swap or protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and
     (j) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances.

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          The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.
          “Indemnified Parties” means the Party being indemnified’s officers, directors, employees, agents, contractors, subcontractors, and transferees permitted pursuant to the FA Operating Agreement and the Master Agreement.
          “Japanese GAAP” means generally accepted accounting principles in Japan as in effect from time to time, consistently applied.
          “Japanese GAAS” means generally accepted auditing standards in Japan as in effect from time to time.
          “License Agreement” means the Patent Cross License Agreement dated July 30, 1997 by and between Toshiba and SanDisk, [*]
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right with respect to such securities.
          “L/M” means lots per month.
          “Management Committee” has the meaning given in the Master Agreement.
          “Master Agreement” means the Flash Alliance Master Agreement, dated as of the Effective Date, by and among Toshiba, SanDisk and SanDisk Ireland.
          “Material” means, with respect to any Person, an event, change or effect which is or, insofar as reasonably can be foreseen, will be material to the condition (financial or otherwise), properties, assets, liabilities, capitalization, licenses, businesses, operations or prospects of such Person and, in the case of Flash Alliance, the ability of Flash Alliance to carry out its then-current Business Plan.
          “NAND Flash Memory Products” has the meaning given in Section 3.2 of the Master Agreement.
          “Net Book Value” means, with respect to any Person, the total assets of such Person less the total liabilities of such Person, in each case as determined in accordance with Japanese GAAP or US GAAP, as applicable.
          “Patent Indemnification Agreement” means the Patent Indemnification Agreement dated as of the Effective Date between Toshiba and SanDisk Corporation.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          “Percentage” means, with respect to any Shareholder (as defined in the FA Operating Agreement), the percentage of such Shareholders’ ownership interest in Flash Alliance. For the avoidance of doubt, as of the date hereof, Percentage means with respect to Toshiba or its Affiliate, 50.1%, and with respect to SanDisk Ireland or its Affiliate, 49.9%; provided, however, if either Shareholder transfers all of its Shares to any Affiliate in accordance with the FA Operating Agreement, its Percentage shall be 0% and such Affiliate transferee shall receive the entire Percentage of the transferring Shareholder.
          “Permitted Liens” means (a) the rights and interests of Flash Alliance, either Party or any Affiliate of any such Person as provided in the FA Operative Documents, and (b) Liens for Taxes which are not due and payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein.
          “Person” means any individual, firm, company, corporation, limited liability company, unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.
          “Product Development Agreement” means the Amended and Restated Product Development Agreement, dated as of the Effective Date, between Toshiba and SanDisk Corporation.
          “SanDisk Corporation” means SanDisk Corporation, a Delaware corporation.
          “SanDisk Ireland” means SanDisk (Ireland) Limited, a company organized under the laws of the Republic of Ireland.
          “SanDisk International” means SanDisk (Cayman) Limited, a company organized under the laws of the Cayman Islands.
          “SanDisk Manufacturing” means SanDisk Manufacturing Limited, a company organized under the laws of the Republic of Ireland.
          “SanDisk Purchase and Supply Agreement” means the Purchase and Supply Agreement, dated as of the Effective Date, between SanDisk Ireland and Flash Alliance.
          “Shareholder” means the holder of any Shares.
          “Shares” means the issued and outstanding shares (kabushiki) in Flash Alliance.
          “Subsidiary” of any Person means any other Person:
     (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
     (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of

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whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; provided, however, that the term Subsidiary as used in any FA Operative Document, when used in relation to a Party or any of its Affiliates, shall not include Flash Alliance or any of its Subsidiaries.
          “Tax” or “Taxes” means all United States or Japanese Federal, state, local or other political subdivision and foreign taxes, assessments and other governmental charges, including: (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.
          “Toshiba” means Toshiba Corporation, a Japanese corporation.
          “Toshiba Foundry Facility” means the Yokkaichi Facility, excluding the Y3 and Y4 Facility and the FVC Japan Equipment but including Toshiba’s Asahi facility and Toshiba’s Oita facility.
          “Toshiba Foundry NAND Flash Memory Products” means NAND Flash Memory Products manufactured at a Toshiba Foundry Facility.
          “Toshiba-SanDisk Ireland Services Agreement” means the Services Agreement, dated as of the Effective Date, between SanDisk Ireland and Toshiba.
          “Toshiba Purchase and Supply Agreement” means the Purchase and Supply Agreement, dated as of the Effective Date, between Toshiba and Flash Alliance.
          “Transfer” means any transfer, sale, assignment, conveyance, creation of any Lien (other than a Permitted Lien), or other disposal or delivery, including by dividend or distribution, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.
          “Unique Activities” means production activities of Flash Alliance at the request of either Shareholder to (i) implement changes in the manufacturing processes to be employed for Products to be manufactured for such Shareholder (or its Affiliates) that are not agreed to by the other Shareholder, (ii) commence manufacturing other Products for the requesting Shareholder (or its Affiliates) that the other Shareholder does not desire to have manufactured for it and which require a change in manufacturing processes or in the utilization of the Facility or production resources, or (iii) implement any other change in its operations in order to manufacture Products specifically for the requesting Shareholder (or its Affiliates).
          “US GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

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          “US GAAS” means generally accepted auditing standards in the United States as in effect from time to time.
          “Y3 Facility” means the facility at which Y3 NAND Flash Memory Products are manufactured for Flash Partners.
          “Y4 Facility” has the meaning given in the Master Agreement.
          “Y4 NAND Flash Memory Products” has the meaning given in Section 3.3 of the Master Agreement.
          “Yokkaichi Facility” means Toshiba’s facilities in Yokkaichi Japan, including the FVC Japan Equipment, the Y3 Facility, the Y4 Facility and Toshiba’s Asahi facility.
Rules of Construction and Documentary Conventions
2.1 Amendment and Waiver. No amendment to or waiver of this Agreement shall be effective unless it shall be in writing, identify with specificity the provisions of this Agreement that are thereby amended or waived and be signed by each party hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.
2.2 Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (except as may be expressly provided in this Agreement) or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties hereto shall, to the extent lawful and practicable, use their reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. If the intent of the Parties for entering into the FA Operative Documents, considered as a single transaction, cannot be preserved, the FA Operative Documents shall either be renegotiated or terminated by mutual agreement of the Parties.
2.3 Assignment. Except as may otherwise be specifically provided in this Agreement, no party hereto shall Transfer this Agreement or any of its rights hereunder (except for any Transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such party, which Transfer shall not require any consent of the other parties) without the prior written consent of each other party hereto (which consent may be withheld in each such other party’s sole discretion), and any such purported Transfer without such consent shall be void.

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2.4 Remedies.
(a) Except as may otherwise be specifically provided in this Agreement, the rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties hereto would otherwise have.
(b) Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement; provided, however, in the absence of exigent circumstances, the parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in the Master Agreement and in Section 2.5 of this Appendix A until the parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.
(c) If the due date for any amount required to be paid under this Agreement is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days. If due to the occurrence of an act of God, any party is prevented from providing training, technical assistance or other similar support required to be provided to Flash Alliance pursuant to this Agreement, such party shall have an additional 30 day period to make alternative arrangements to provide such support.
2.5 Arbitration. Any dispute concerning this Agreement shall be referred to the Management Committee and handled by it in accordance with the Master Agreement. If the Management Committee cannot resolve such dispute in accordance with the terms of the Master Agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. Each party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the ICC shall be borne equally by the Parties.
2.6 Damages Limited. IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.
2.7 Parties in Interest; Limitation on Rights of Others. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any Person (other than the parties hereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement, unless such Person is expressly stated in such agreement or instrument to be entitled to any such right, remedy or claim.

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2.8 Table of Contents; Headings. The Table of Contents and Article and Section headings of this Agreement are for convenience of reference only and shall not affect the construction of or be taken into consideration in interpreting any such agreement or instrument.
2.9 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute but one and the same contract. This Agreement shall not become effective until one or more counterparts have been executed by each party hereto and delivered to the other parties hereto.
2.10 Entire Agreement. This Agreement, together with each other FA Operative Documents and the Exhibits, Schedules, Appendices and Attachments hereto and thereto, when completed, constitute the agreement of the parties to the FA Operative Documents with respect to the subject matter thereof and supersede all prior written and oral agreements and understandings with respect to such subject matter.
2.11 Construction. References in this Agreement to any gender include references to all genders, and references in this Agreement to the singular include references to the plural and vice versa. Unless the context otherwise requires, the term “party” when used in this Agreement means a party to this Agreement. References in this Agreement to a party or other Person include their respective permitted successors and assigns. The words “include”, “includes” and “including”, when used in this Agreement, shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references used in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Any reference to a FA Operative Document shall include such FA Operative Document as amended or supplemented from time to time in accordance with the provisions thereof.
2.12 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the parties hereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.
2.13 Notices. All notices and other communications to be given to any party under this Agreement shall be in writing and any notice shall be deemed received when delivered by hand, courier or overnight delivery service, or by facsimile (if confirmed within two Business Days by delivery of a copy by hand, courier or overnight delivery service), or five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid and shall be directed to the address of such party specified below (or at such other address as such party shall designate by like notice):

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(a) If to SanDisk or SanDisk Ireland:
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035 USA
Telephone: (408) 542-0555
Facsimile: (408) 542-0600
Attention: President and CEO
With a copy to:
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035 USA
Telephone: (408) 548-0208
Facsimile: (408) 548-0385
Attention: Vice President and General Counsel
(b) If to Toshiba:
Toshiba Corporation
Semiconductor Company
1-1 Shibaura 1-Chome
Minato-Ku, Tokyo 105-8001 Japan
Telephone: 011 81 3 3457 3362
Facsimile: 011 81 3 5444 9339
Attention: Vice President
With a copy to:
Toshiba Corporation
Semiconductor Company
Legal Affairs Division
1-1 Shibaura 1-Chome
Minato-Ku, Tokyo 105-8001 Japan
Telephone: 011-81-3-3457-3452
Facsimile: 011-81-3-5444-9342
Attention: General Manager
(c) If to Flash Alliance:
Flash Alliance, Ltd.
800 Yamanoisshikicho,
Yokkaichi, Mie, Japan
Attention: President

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With a copy to:
SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035 USA
Telephone: (408) 542-0510
Facsimile: (408) 542-0640
Attention: Chief Operating Officer
And
Toshiba Corporation
Semiconductor Company
Legal Affairs Division
1-1 Shibaura 1-Chome
Minato-Ku, Tokyo 105-8001 Japan
Telephone: 011-81-3-3457-3452
Facsimile: 011-81-3-5444-9342
Attention: General Manager
2.14 Non Disclosure Obligations. Each party hereto agrees as follows:
(a) In this Agreement, “Confidential Information” means information disclosed in written, recorded, graphical or other tangible from which is marked as “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature, and/or orally or in other intangible form, identified as confidential at the time of disclosure and confirmed as confidential information in writing within thirty (30) days of its initial disclosure.
(b) For a period of [*] from the date of receipt of the Confidential Information disclosed by one Party (the “Disclosing Party”) hereunder, the receiving Party (the “Receiving Party”) agrees to safeguard the Confidential Information and to keep it in confidence and to use reasonable efforts, consistent with those used in the protection of its own confidential information, to prevent its disclosure to third parties, except that the Receiving Party shall not be obligated hereunder in any respect to information which:
(i)	is already known to the Receiving Party at the time of its receipt from the Disclosing Party as reasonably evidenced by its written records; or

(ii)	is or becomes publicly available without breach of this Agreement by the Receiving Party; or

(iii)	is made available to a third party by the Disclosing Party without restriction on disclosure; or

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(iv)	is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement; or

(v)	is independently developed by the Receiving Party as reasonably evidenced by its written records contemporaneous with such development; or

(vi)	is disclosed with the prior written consent of the Disclosing Party, provided that each recipient from the Receiving Party shall execute a confidentiality agreement prohibiting further disclosure of the Confidential Information, under terms no less restrictive that those provided in this Agreement; or

(vii)	is required to be disclosed by the order of a governmental agency or legislative body of a court of competent jurisdiction, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

(viii)	is required to be disclosed by applicable securities of other laws or regulations, provided that SanDisk shall, prior to any such disclosure required by the U.S. Securities and Exchange Commission, provide Toshiba with notice which includes a copy of the proposed disclosure. Further, SanDisk shall consider Toshiba’s timely input with respect to the disclosure.
(c) Receiving Party shall use its reasonable best efforts to limit dissemination of the Disclosing Party’s Confidential Information to such of its employees who have a need to know such information for the purpose for which such information was disclosed to it. Receiving Party understands that disclosure or dissemination of the Disclosing Party’s Confidential Information not expressly authorized hereunder would cause irreparable injury to the Receiving Party, for which monetary damages would not be an adequate remedy and the Disclosing Party shall be entitled to equitable relief in addition to any remedies the Disclosing Party may have hereunder or at law.
(d) Nothing contained in this Agreement shall be construed as granting or conferring any rights, licenses or relationships by the transmission of the Confidential Information.
(e) All Confidential Information disclosed hereunder shall remain the property of the Disclosing Party. Upon request by the Disclosing Party, the Receiving Party shall return all Confidential Information, including any and all copies thereof, or certify in writing that all such Confidential Information had been destroyed.

2.15	Definitions. The definitions set forth in Article I of this Appendix A shall apply to this Article II.

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